EXHIBIT 10.2

REINSTATEMENT OF AND FIRST AMENDMENT
TO
AGREEMENT OF SALE AND PURCHASE
THIS REINSTATEMENT OF AND FIRST AMENDMENT TO AGREEMENT OF SALE AND PURCHASE (this “Amendment”) is entered into and effective for all purposes as of May 26, 2016 (the “Amendment Effective Date”) by and between HINES REIT 2200 ROSS AVENUE LP, a Delaware limited partnership (“Seller”), and FORTIS PROPERTY GROUP, LLC, a Delaware limited liability company (“Purchaser”).
WHEREAS, Seller, as seller, and Purchaser, as purchaser, entered into that certain Agreement of Sale and Purchase dated May 9, 2016 (the “Original Agreement”, the Original Agreement together with this Amendment, the “Agreement”); and
WHEREAS, in accordance with Section 5.4 of the Original Agreement, the Original Agreement automatically terminated on the Contingency Date when Purchaser failed to timely (i) deliver the Approval Notice to Seller, and (ii) deposit with the Title Company, in immediately available federal funds, the sum of Ten Million and No/Dollars ($10,000,000.00) as part of the Earnest Money Deposit. Since then, Seller and Purchaser have continued their negotiations and now desire to reinstate and amend the Original Agreement in accordance with the terms of this Amendment.
NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1.	Defined Terms. Any capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Original Agreement.

2.
Reinstatement. Notwithstanding the above-referenced termination of the Original Agreement, Seller hereby agrees to sell the Property and Purchaser hereby agrees to buy the Property in accordance with the terms and conditions contained in the Original Agreement, as amended by this Amendment, as if the Original Agreement had never been terminated. Seller and Purchaser hereby reinstate the Original Agreement and reaffirm, adopt, approve and ratify all the terms and conditions contained in the Original Agreement, as amended by this Amendment, and agree that upon the execution of this Amendment, the Original Agreement shall be in full force and effect, as amended by this Amendment.

3.	Credit against the Purchase Price. Section 10.4 of the Original Agreement is hereby amended to include the following subsection (f) at the end of Section 10.4 of the Original Agreement:

“(f)    At Closing, Purchaser shall receive a credit against the Purchase Price from Seller in the amount of $7,000,000.00.”

4.
Approval Notice. Seller and Purchaser hereby acknowledge and agree that (a) the Property Approval Period has expired, (b) Purchaser has determined to proceed with the purchase of the Property in accordance with the Agreement, (c) this Amendment constitutes the Approval Notice under and in accordance with Section 5.4 of the Original Agreement, and (d) Purchaser has no right to terminate the Agreement pursuant to Section 5.4 of the Original Agreement

5.
Earnest Money Deposit; Additional Earnest Money Deposit. Seller and Purchaser hereby acknowledge and confirm that the $5,000,000.00 Earnest Money Deposit has been deposited with the Title Company in accordance with Section 4.1 of the Original Agreement, and is currently being held in escrow by the Title Company. The obligation of Purchaser to deposit with the Title Company the sum of $10,000,000.00 as an additional Earnest Money Deposit pursuant to or under Sections 4.6 and 5.4 of the Original Agreement is hereby deleted. However, Purchaser shall, prior to 5:00 p.m. (Eastern time) on July 1, 2016, deposit with the Title Company, in immediately available federal funds, the additional sum of Five Million and No/100 Dollars ($5,000,000.00) which shall be held in escrow by the Title Company pursuant to the terms of the Agreement and become a part of the Earnest Money Deposit. If Purchaser fails to deposit such additional sum of Five Million and No/100 Dollars ($5,000,000.00) with the Title Company prior to 5:00 p.m. (Eastern time) on July 1, 2016, the Agreement shall automatically terminate and the original $5,000,000.00 Earnest Money Deposit shall be delivered to Seller by the Title Company.

6.	Closing Date. The term “Closing Date” as defined and used in the Original Agreement is hereby deleted and inserted in its place instead is the following:
“Closing Date” means the date on which the Closing occurs, which date shall be July 13, 2016, which date may be extended by Seller in its sole discretion to a date no later than thirty (30) calendar days thereafter, in accordance with Section 10.1, or such earlier or later date to which Purchaser and Seller may hereafter agree in writing; provided, however, notwithstanding the foregoing, Purchaser shall have the right to extend the Closing Date by (a) delivering written notice of the extended, new Closing Date to Seller on or before July 8, 2016, but in no event shall such extended, new Closing Date be later than July 31, 2016 and (b) depositing with the Title Company on or before July 13, 2016, in immediately available federal funds, the sum of $1,000,000.00 which shall be held in escrow by the Title Company pursuant to the terms of this Agreement and become a part of the Earnest Money Deposit.”

7.	Baker & McKenzie LLP Leasing Costs. Section 10.4(e) of the Original Agreement is hereby amended and restated to delete clause (iii) therefrom and all references thereto in their entirety.

8.
Service Contracts. Seller and Purchaser hereby acknowledge and agree that, except as provided below, all of the Service Contracts shall be assigned pursuant to the General Conveyance and are not to be terminated by Seller at and as of Closing, except that, notwithstanding the foregoing, Seller shall terminate (a) the Suez Energy contract, (b) the Cintas contract, (c) the Pitney Bowes contract and (d) any portion of any of the technology accounts or contracts which do not relate directly to the ownership and operation of the Property, all at and as of Closing and at Seller’s sole cost and expense. In addition, Seller hereby agrees (i) to use commercially reasonable efforts to obtain the written consent of MacroLease for the assignment to Purchaser of the fitness center equipment lease, and (ii) that the elevator contracts shall not be terminated by Seller prior to Closing, but Purchaser may elect to serve a notice of termination thereof on or after Closing.

9.
Title Insurance Endorsements. Seller and Purchaser hereby acknowledge and agree that for purposes of Section 6.3 of the Original Agreement the endorsements to the Title Policy which Purchaser has requested and the Title Company, Bridge Title and Chicago Title have agreed to issue are attached hereto as Exhibit “A” and made a part hereof for all purposes.

10.	Section 7.4(c). The first sentence of Section 7.4(c) of the Original Agreement is hereby deleted and inserted in its place instead is the following sentence:
“Within ten (10) days following the Amendment Effective Date, Purchaser shall prepare and provide to Seller the form of such estoppel certificates.”

11.
Force and Effect. Notwithstanding anything to the contrary contained in the Agreement, including Section 5.4 of the Original Agreement, (a) although previously terminated, the Original Agreement, as amended by this Amendment, has been reinstated, (b) except as amended herein, the Original Agreement shall continue in full force and effect, and (c) no default exists under the Agreement.

12.
No Oral Agreements. The parties hereby acknowledge and agree that the Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter thereof, and supersedes all prior understandings (oral or written) with respect thereto. The Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument, signed by the party to be charged or by its agent duly authorized in writing, or as otherwise expressly permitted under the Agreement.

13.
Execution. To facilitate the execution of this Amendment, this Amendment may be executed in multiple counterparts, each of which, when assembled to include an original, faxed or electronic mail (in .PDF or similar file) signature for each party contemplated to sign this Amendment, will constitute a complete and fully executed Amendment. All such fully executed original, faxed or electronic mail (in .PDF or similar file) counterparts will collectively constitute a single agreement, and such signatures shall be legally binding upon the party sending the signature by such electronic means immediately upon being sent by such party.

IN WITNESS WHEREOF, Seller and Purchaser have respectively executed this Amendment to be effective as of the Amendment Effective Date.

PURCHASER:

FORTIS PROPERTY GROUP, LLC,
a Delaware limited liability company

By: /s/ Joel Kestenbaum
Name: Joel Kestenbaum
Title: President

SELLER:

HINES REIT 2200 ROSS AVENUE LP,
a Delaware limited partnership

By:
Hines REIT 2200 Ross Avenue GP LLC,
a Delaware limited liability company
its general partner

By: /s/ Kevin L. McMeans
Name: Kevin L. McMeans
Title: Manager